EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-Q for the quarter ended March 31, 2009, of CAPITAL REALTY INVESTORS-IV LIMITED PARTNERSHIP, and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CAPITAL REALTY INVESTORS-IV LIMITED PARTNERSHIP
(Small Business Issuer)
by: C.R.I., Inc.
Managing General Partner
May 13, 2009	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
May 13, 2009	by: /s/ H. William Willoughby
DATE	H. William Willoughby, Director, President, Secretary, Principal Accounting Officer and Principal Financial Officer

         This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.